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                                                                    Exhibit 12.1


                         TOWN SPORTS INTERNATIONAL, INC.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES

                    ALL FIGURES $'000, EXCEPT COVERAGE RATIOS


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

                                                    Year ended December 31,
                                          --------------------------------------------
                                                                                                         PRO
                                                                                                        FORMA
                                              1999        2000        2001        2002       2003        2003
                                              ----        ----        ----        ----       ----        ----
Earnings available for fixed
  charges:

  Income (loss) before
   income taxes                            $    745    $ 10,227    $ 14,429    $ 21,672    $ 12,966    $ (1,194)
  Less:  income from
      investments accounted
      for by the equity
      method                                   (314)       (512)       (695)       (796)       (755)       (755)
  Add:  Cash distributions
      from investments
      accounted for by the
      equity method                             285         420         809         720         840         840
  Add:  Fixed charges, net
      of capitalized interest                20,093      24,790      28,176      31,756      40,588      54,748
                                           --------    --------    --------    --------    --------    --------
         Total                             $ 20,809    $ 34,925    $ 42,719    $ 53,352    $ 53,639    $ 53,639

Fixed Charges
  Interest (includes
      amortization of
      issuance costs)                      $ 11,527    $ 14,300    $ 14,918    $ 16,559    $ 23,670    $ 37,830
  Interest portion of rent
      expense                                 8,566      10,490      13,258      15,197      16,918      16,918
  Capitalized interest                          436         660         907         354         322         322
                                           --------    --------    --------    --------    --------    --------
         Total                             $ 20,529    $ 25,450    $ 29,083    $ 32,110    $ 40,910    $ 55,070

Coverage:
  Earnings to fixed charges                     1.0         1.4         1.5         1.7         1.3         1.0
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